UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 8, 2016

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 1st Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on February 1, 2016, Authentidate Holding Corp., a Delaware corporation (the “Company”), received a notification from The NASDAQ Stock Market LLC (“NASDAQ”) stating that the NASDAQ Listing Qualifications Hearings Panel had determined to delist shares of the Company’s common stock from NASDAQ and that that trading in the Company’s common stock will be suspended on NASDAQ effective at the open of business on January 29, 2016. The suspension was due to the Company’s continuing non-compliance with the stockholders’ equity requirement set forth in NASDAQ Listing Rule 5550(b)(1) and minimum bid price requirement in NASDAQ Listing Rule 5550(a)(2). NASDAQ further indicated that it would complete the delisting action by filing a Form 25 Notification of Delisting with the SEC after all applicable appeal periods have lapsed.

On April 8, 2016, NASDAQ filed a Form 25 with the SEC to complete the delisting. The delisting will become effective ten days after the filing of the Form 25. The Company’s common stock continues trading on the OTC Markets’ OTCQB market tier, an electronic quotation service operated by OTC Markets Group Inc. for eligible securities traded over-the-counter, under the ticker symbol “ADAT.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.
(Registrant)

Date: April 14, 2016	By:	/s/ Richard Hersperger
Richard Hersperger
Chief Executive Officer